UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 4, 2006

Veritas DGC Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7427	76-0343152
(Commission File Number)	(I.R.S. Employer Identification No.)

10300 Town Park Drive
Houston, Texas	77072
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (832) 351-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                          Regulation FD Disclosure.

On January 4, 2006, the registrant issued a press release reporting that its Viking Maritime Inc. subsidiary has entered into an agreement in principle with Eidesvik Shipping AS, a wholly owned subsidiary of Eidesvik Offshore ASA, to charter a seismic research vessel which is to be newly constructed.  The time charter is for a period of 8 years fixed, with options of up to 10 more years.  When delivered in February 2007, the vessel will be the seventh seismic vessel in registrant’s fleet, and the fourth to be owned and operated for registrant by Eidesvik on worldwide seismic operations.  A copy of the press release is attached as Exhibit 99.1.

In addition to the charter hire for the vessel, registrant currently expects to invest approximately $55 million to equip the vessel for seismic operations.  Of the expected $55 million total, registrant currently expects to invest approximately $1.5 million during its fiscal year ending July 31, 2006 and approximately $35.5 million during its the fiscal year ending July 31, 2007 for recording and in-water systems for the vessel.  The remaining $18 million investment is expected to be in the form of an eight-year capital lease of certain onboard seismic handling equipment.

Item 9.01                                             Financial Statements and Exhibits

(c)                                  Exhibit

Exhibit No.	Description

99.1	Press release issued January 4, 2006

THE INFORMATION CONTAINED IN THIS CURRENT REPORT, INCLUDING THE EXHIBIT ATTACHED HERETO, SHALL NOT BE DEEMED “FILED” FOR THE PURPOSES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, NOR SHALL IT BE DEEMED INCORPORATED BY REFERENCE INTO ANY REGISTRATION STATEMENT OR OTHER FILING PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, EXCEPT AS OTHERWISE EXPRESSLY STATED IN SUCH FILING.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITAS DGC INC.

Date:	January 10, 2006	By:	/s/ LARRY L. WORDEN
Name: Larry L. Worden
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued January 4, 2006